UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

ACCELERA INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20511 Abbey Dr. Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

(866) 866-0758

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 16, 2014 Accelera Innovations, Inc., (“Accelera” or the “Company”) received Notice of Default under the Purchase Agreement executed between Accelera Innovations, Inc. and At Home Health Services, LLC and All Staffing Services, LLC on December 13, 2014 (the “Gallagher Purchase Agreement”); Notice of Default under the Employment Agreement between Accelera Innovations, Inc. and Rose M. Gallagher dated December 13, 2013 (the “Rose M. Gallagher Employment Agreement”); Notice of Default under the Employment Agreement between Accelera Innovations, Inc. and Daniel P. Gallagher dated December 13, 2013 (the “Daniel P. Gallagher Employment Agreement”); and Notice of Default from Rose M. Gallagher as Assignee of Share Interest under the Employment Agreement between Shawn D. Gallagher and At Home Health Management, LLC (collectively, the “Notices of Default”).

The Notices of Default allege, among other things, that the Company (1) failed to issue shares in accordance with the Purchase Agreement, whereby the Company is alleged to owe, pursuant to options contracts thereunder, Rose M. Gallagher, the former President of Accelera’s At Home Health Care business unit, Daniel P. Gallagher, the former Director of Marketing and Business Development of Accelera’s At Home Health Care business, and Shawn D. Gallagher a total of 3,000,000 shares of Company stock; (2) failed to make, pursuant to the Purchase Agreement, two deposits totaling $920,000; (3) failed to become listed, pursuant to the Purchase Agreement, on the NASDAQ on or before approximately April 13, 2014; (4) owes Rose M. Gallagher approximately $114,500 in expenses personally funded on behalf of the Company by her; and (5) failed to pay salaries pursuant to Rose M. Gallagher Employment Agreement and Daniel P. Gallagher Employment Agreement in amounts totaling $73,500.03 and $36,000 respectively.

The Purchase Agreement allows for a twenty (20) calendar day “cure” period following receipt of a notice of default; however, the Company anticipates actively defending itself against these claims.

Management has reviewed the claims in the letters of demand and has determined that such claims lack a basis in fact and do not appropriately reflect the contractual obligations of Accerlera Innovations, Inc.  Management will vigorously contest the claim of default and has been in the process of reviewing the Gallagher Purchase Agreement and Gallagher Employment Agreements related to the Gallagher’s failure to perform under such agreements. The subject Notices of Default preceded the Company’s claims. The Company will pursue all appropriate remedies against the Gallaghers to that end.  Management does not anticipate that the resolution of this disagreement will have a material adverse impact on the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Purchase Agreement by and among Accelera Innovations, Inc., At Home Health Services LLC, All Staffing Services, LLC, Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 executed December 13, 2013 (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K as filed with the Commission on December 12, 2013).

10.2*	Operating Agreement by and among At Home Health Management LLC., At Home Health Services LLC, All Staffing Services, LLC, Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 executed December 13, 2013 (incorporated herein by reference to Exhibit 10.2 to the Company’s Report on Form 8-K as filed with the Commission on December 12, 2013).

10.3*	Employment Agreement by and between Accelera Innovations, Inc. and Rose M. Gallagher executed December 13, 2013 (incorporated herein by reference to Exhibit 10.3 to the Company’s Report on Form 8-K as filed with the Commission on December 12, 2013).

10.4*	Employment Agreement by and between Accelera Innovations, Inc. and Daniel P. Gallagher executed December 13, 2013 (incorporated herein by reference to Exhibit 10.4 to the Company’s Report on Form 8-K as filed with the Commission on December 12, 2013).

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.

Date: October 22, 2014	By:	/s/ John F. Wallin
John F. Wallin
President and Chief Executive Officer